Exhibit 11

December 29, 2020

VIA EMAIL AND FEDEX

Yuma Energy, Inc.

1177 West Loop South, Suite 1825

Houston, Texas 77027

Attn: Chapter 7 Trustee

To the Chapter 7 Trustee:

Effective as of 4:00 p.m. Eastern Time on December 31, 2020 (the “Effective Time”), the undersigned entities affiliated with Red Mountain Capital Partners, LLC (the “Stockholders”) hereby surrender, forfeit and relinquish to Yuma Energy, Inc. (“Yuma”) all of the shares of Series D Preferred Stock of Yuma and shares of Common Stock of Yuma owned by the Stockholders (the “Surrendered Shares”), as set forth below, and hereby irrevocably waive all right, title, interest, powers and preferences with respect to the Surrendered Shares. Upon the Effective Time, the Stockholders shall no longer own, beneficially or of record, any of the Surrendered Shares.

Very truly yours,

RED MOUNTAIN CAPITAL PARTNERS LLC

/s/ Willem Mesdag
By: Willem Mesdag
Title: Authorized Signatory
Surrendered Shares: 5,200 shares of Common
Stock

RMCP PIV DPC, L.P.

By: RMCP DPC LLC, its general partner

/s/ Willem Mesdag
By: Willem Mesdag
Title: Authorized Signatory
Surrendered Shares: 168,337 shares of Common
Stock

RMCP PIV DPC II, L.P.

By: RMCP DPC II LLC, its general partner

/s/ Willem Mesdag
By: Willem Mesdag
Title: Authorized Signatory Surrendered Shares: 2,212,316 shares of Series D Preferred Stock